EXHIBIT 10.4
CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE
This Settlement Agreement and Release, including the exhibits thereto (“Agreement”), is effective as of May 31, 2024 between [HOUSEHOLD MEMBERS] (collectively, the “Settling Plaintiff” or “Settling Plaintiffs”1) and PacifiCorp d/b/a Pacific Power (the “Settling Defendant”). The Settling Plaintiffs and Settling Defendant enter into this Agreement to formally resolve any and all claims between the Settling Plaintiffs and Settling Defendant for damages relating to the Settling Plaintiffs’ claims arising from the Labor Day 2020 Fires (as defined below).
PARTIES
    This Agreement is made and entered into by and between the Settling Plaintiffs and the Settling Defendant (collectively referred to as the “Settling Parties” or “Parties”).
RECITALS
A.    The Settling Plaintiffs’ claims arise from wildfires starting on or around September 7-8, 2020, in Oregon, including but not limited to the Beachie Creek Fire, Echo Mountain Fire, the Kimberling Fire, 242 Fire, and South Obenchain Fire (collectively, the Labor Day 2020 Fires). The Settling Plaintiffs have alleged that they incurred losses when electric facilities owned and operated by PacifiCorp caused or contributed to the ignition of one or more of the Labor Day 2020 Fires. The Settling Plaintiffs filed various lawsuits relating to the Labor Day 2020 Fires (the “Action”).
B.    The Settling Defendant has denied and continues to deny all material allegations made by the Settling Plaintiffs in the Action.
C.    This Agreement is entered into solely for purposes of compromise. The Parties expressly agree and acknowledge that neither this Agreement nor any act performed hereunder
1 All references herein to the plural shall include the singular, and all references to the singular shall include the plural.

is, or may be deemed, an admission or evidence of the validity or invalidity of any allegations or claims of the Settling Plaintiffs and the Settling Defendant, nor is this Agreement or any act performed hereunder to be construed as an admission or evidence of any wrongdoing, fault, omission or liability on the part of Settling Defendant. This is a settlement of a disputed matter, and Settling Defendant specifically and expressly denies any fault or liability to the Settling Plaintiffs or any other party with respect to the Labor Day 2020 Fires.
D.     The Settling Parties intend that this Agreement resolves any and all claims and disputes relating to or arising out of the Labor Day 2020 Fires between the Settling Plaintiffs and the Settling Defendant, and except as otherwise stated herein provides for consideration in full settlement and discharge of all disputes, rights, claims, and causes of action which are, or might have been, the subject matter of the Action, whether filed or not.
The Settling Parties hereby agree as follows:
AGREEMENT
1.    INCORPORATION OF RECITALS. Each of the Recitals set forth above is incorporated by reference into this Agreement.
2.     STRUCTURE OF THIS AGREEMENT. This Settlement Agreement and Release will be signed by each Settling Plaintiff and approved as to form and content by counsel for each Settling Plaintiff.
3.    PAYMENT. In consideration for the release set forth herein, and in consideration of the rights and obligations created by this Agreement, Settling Defendant shall pay the Settling Plaintiffs the amount of money identified in Exhibit A (the “Settlement Amount”). The Settlement Amount will be paid within 30 days of Settling Defendant’s receipt of this fully executed Agreement by all Settling Plaintiffs and their counsel by [XXX] of Hueston Hennigan LLP at [XXX] as well as [XXX] of PacifiCorp at [XXX].

The Settling Plaintiffs shall have the sole responsibility for the division and distribution of the Settlement Amount to and among them. The Settling Plaintiffs agree to indemnify, defend, and hold Settling Defendant harmless from any and all claims, demands, causes of action, or disputes of any kind or nature related to the allocation or distribution of the Settlement Amount to and among them.
4.    WARRANTY. Settling Plaintiffs represent and warrant that they were the owners , renters, or occupants of the property that is the subject of the Settling Plaintiffs’ claims in the Action at the time of the Labor Day 2020 Fires and that no other person or entity had any rights, title, or interest in or to the property that is the subject of the Settling Plaintiffs’ claims in the Action at the time of the Labor Day 2020 Fires. Settling Plaintiffs further represent and warrant that they have not, by operation of law or otherwise, heretofore assigned or otherwise transferred, or attempted to assign or transfer, any claim or claims against Settling Defendant.
5.    NO OTHER INSURANCE CLAIMS. Each of the Settling Plaintiffs warrants and represents that s/he will not submit any further claim or demand for the property, damages, and/or loss that is the subject of the Action with respect to the property to any insurance company (“Insurer”).
6.    NO DOUBLE RECOVERY. Settling Parties agree that Settling Defendant is entitled to an offset or credit against any amounts recovered by Settling Plaintiffs or their assignors against Settling Defendant for one hundred percent (100%) of the corresponding subrogation claim amounts being settled with any Insurer, and the parties agree that any such offset or credit has already been taken into account by Settling Defendant, and Settling Plaintiffs shall have no obligation to return any portion of the Settlement Amount on account of such an alleged offset or credit.

7.    DISMISSAL OF ACTION. The Settling Plaintiffs shall, within seven (7) days of payment of the Settlement Payment as set forth in Paragraph 3 herein, file a Stipulated Limited Judgment of Dismissal pursuant to ORCP 67B dismissing, with prejudice and without attorneys’ fees or costs, any and all claims relating to or arising out of the Labor Day 2020 Fires, including any claims that have been asserted in the Action as well as any claims against any third party who might pursue indemnification from Settling Defendant. The Stipulated Limited Judgment of Dismissal shall be agreed upon by the Parties and filed by the Settling Plaintiffs.
8.     LEGAL FEES AND COSTS. The Settling Parties acknowledge and agree that they will bear their own costs, expenses, and attorneys’ fees arising out of and/or connected with the Settling Plaintiffs’ claims in the Action, the negotiation, drafting and execution of this Agreement, and all matters arising out of or connected therewith. The Parties hereby expressly waive any right to recover attorneys’ fees that may otherwise exist in their favor with respect to the claims included in the release set forth in Paragraph 9 expressly including any claimed right to shift the burden of such costs and fees to the opposing party through any state or federal cost- or fee-shifting statute or rules.
9.    RELEASE OF CLAIMS.
9.1    In consideration of the full and timely performance of all terms and conditions as set forth in this Agreement, the Settling Plaintiffs (on behalf of themselves, and any of the following persons to the extent the Plaintiffs have the authority to release such claims: their respective heirs, successors, assigns, family members, agents, representatives, parents, subsidiaries, shareholders, officers, directors, partners, managers, employees, former employees, sureties, administrators, trustees, members, principals, and beneficiaries) hereby fully and forever waive, relinquish, release and discharge Settling Defendant and its respective successors, assigns, agents, representatives, shareholders, officers, directors, partners, managers, employees, former employees, sureties, insurers, administrators, trustees, members, principals, beneficiaries, and all persons, firms, associations, parents, subsidiaries, and/or corporations connected with it, as well as the United States Forest Service, the State of Oregon (including any political subdivisions thereof), and any other party who may have responsibility for the Labor Day 2020 Fires, and each of them, from any and all claims, demands, controversies, losses, damages, actions, causes of action, debts, liabilities, costs and expenses (including, without limitation, attorneys’ fees, experts’ fees, consultant’s fees, and court costs), liens and obligations of every kind or nature whatsoever, in law or equity, in contract, tort or otherwise, anticipated or unanticipated, direct or indirect, fixed or contingent, which may presently exist or may hereinafter arise or become known to arise out of, be caused by, or be incurred in connection with the Settling Plaintiffs’ claims in the Action.
9.2    In consideration of the full and timely performance of all terms and conditions as set forth in this Agreement, Settling Defendant and its respective successors, assigns, agents, representatives, shareholders, officers, directors, partners, managers, employees, former employees, sureties, insurers, administrators, trustees, members, principals, beneficiaries, and all persons, firms, associations, parents, subsidiaries, and/or corporations connected with it, and each of them, hereby fully and forever waive, relinquish, release and discharge Settling Plaintiffs and their respective heirs, successors, assigns, family members, agents, representatives, parents, doctors, subsidiaries, shareholders, officers, directors, partners, managers, employees, former employees, sureties, administrators, trustees, members, principals, and beneficiaries from any and all claims, counterclaims, demands, controversies, losses, damages, actions, causes of action, debts, liabilities, costs and expenses (including, without limitation, attorneys’ fees, experts’ fees, consultant’s fees, and court costs), liens and obligations of every kind or nature whatsoever, in law or equity, in contract, tort or otherwise, anticipated or unanticipated, direct or indirect, fixed or contingent, which may presently exist or may hereinafter arise or become known to arise out of, be caused by, or be related to or incurred in connection with the Settling Plaintiffs’ claims in the Action.
10.    LIENS AND TAX LIABILITY. The Settling Plaintiffs shall defend and indemnify Settling Defendant, together with its respective successors, assigns, agents, representatives, shareholders, officers, directors, partners, managers, employees, former employees, sureties, insurers, administrators, trustees, members, principals, beneficiaries, and all persons, firms, associations, parents, subsidiaries, and/or corporations connected with it, and each of them, against any and all liens, subrogation claims, and other rights that may be asserted by any person against the Settlement Amount or against any recovery by the Settling Plaintiffs.
The Settling Plaintiffs are responsible for any and all tax liability that does or may result from the amount paid in settlement of the Settling Plaintiffs’ claims in the Action. The Settling Plaintiffs acknowledge and agree that Settling Defendant has made no representations as to the taxability of the amount paid in settlement of the Settling Plaintiffs’ claims in the Action. The Settling Plaintiffs agree to hold Settling Defendant harmless from any and all claims and penalties relating to or resulting from any claim that Settling Defendant should have withheld any sums from the amount paid in settlement of the Settling Plaintiffs’ claims in the Action. The Settling Plaintiffs further agree not to seek or make any claim or claims against Settling Defendant for contribution, indemnity, compensation, recompense, damages, costs, or penalties if a determination is made that the Settlement Amount or any portion thereof should not have been treated as non-taxable. In addition, the Settling Plaintiffs understand and agree that Settling Defendant has no duty to defend against any claim or assertion that the Settlement Amount or any portion thereof should be treated as taxable income, nor any obligation to appeal any determination that said sum or any portion thereof should be treated as taxable income.

11.    CHANGED FACTS. It is the intention of the Settling Parties that this Agreement shall constitute a full and final accord and satisfaction as to the matters encompassed in the release set forth in Paragraph 9 and a bar to entry of judgment on the Settling Plaintiffs’ claims in the Action, as well as a bar to any and all other actions, causes of action, obligations, costs, expenses, attorneys’ fees, damages, losses, claims, liabilities, and demands of whatever nature, character or kind, known or unknown, suspected or unsuspected, by the Settling Plaintiffs against Settling Defendant, arising out of, directly or indirectly, or connected with the Labor Day 2020 Fires or the Settling Plaintiffs’ claims in the Action. The Settling Parties acknowledge that they are fully familiar with the facts and assumptions giving rise to this Agreement, but agree that this Agreement shall remain fully effective and binding as to each of them even if the facts or assumptions turn out to be different from what they now believe them to be.
12.    GOOD FAITH. The Settling Parties agree that the settlement embodied in this Agreement is made in good faith, is the subject of arm’s length negotiations, and the consideration supporting the Agreement is fair and appropriate.
13.     COMPROMISE; NO ADMISSION OF LIABILITY. The Settling Parties agree that this Agreement represents a resolution of disputed liability. Neither the terms of this Agreement nor any payments or acts undertaken pursuant to this Agreement will be used or construed as an admission of liability or wrongdoing whatsoever on the part of any party, which liability or wrongdoing is hereby expressly denied and disclaimed by that respective party.
14.     ENFORCEABILITY OF AGREEMENT. This Agreement is intended by the Parties to be a settlement agreement binding and enforceable by the Settling Parties. In the event of a dispute arising out of the effect or enforcement of this Agreement, the prevailing party will be entitled to recover reasonable attorneys’ fees and costs actually incurred in relation to resolving the dispute. Determination of whether the fees and costs were reasonable and incurred, as well as the appropriate apportionment of any such fees and costs, shall be left to the sole discretion of the Court or any arbitrator appointed upon the agreement of the Parties. In any dispute with a specific Settling Plaintiff, this Agreement and Exhibit A constitute a full and complete Agreement. The Parties agree that the court may maintain jurisdiction of the case to enforce this Agreement.
15.     BINDING EFFECT. The terms of this Agreement are binding upon the heirs, successors, and assigns of the undersigned Parties.
16.    MUTUAL CONFIDENTIALITY.  The fact that this matter settled and did so with no admission of liability is not confidential. However, the Parties and their counsel expressly agree that, except as set forth herein, they will keep the terms and conditions of this Agreement strictly confidential, and that such confidentiality is of the essence to and is a material term of this Agreement. The Parties and their counsel agree not to disclose, divulge, publish, broadcast or state to any third-party, individual or entity, the terms and conditions of this Agreement, with the following exceptions:
(A)     As applicable, the Parties may disclose the terms and conditions of this Agreement to their respective parent or holding companies (including each of their officers and board members), regulators (including, but not limited to, the California Public Utilities Commission (“CPUC”) and parties who participate in regulatory proceedings and receive this information subject to confidentiality), auditors, attorneys, accountants, insurers, reinsurers, reinsurance intermediaries, tax preparers, business managers, financial advisers, and/or bookkeepers.
(B)    Settling Defendant may use any information shared between Settling Plaintiffs and Settling Defendant under this Agreement in connection with any cross-claims or claims for indemnity that Settling Defendant has brought or may bring against third parties to recover amounts paid to Settling Plaintiffs, including but not limited to in any settlement agreement. Such information shall be presumptively marked CONFIDENTIAL pursuant to applicable Protective Orders. Settling Plaintiffs shall be given reasonable notice and opportunity to be heard in the event of challenge to any CONFIDENTIAL designation.
(C)    Nothing herein will prohibit the Parties or their counsel from disclosing: (a) as required by applicable laws, including tax and securities laws; (b) as required by Court order; (c) as required by an order, ruling, or rule by the CPUC, or an Administrative Law Judge, or in the course of discovery in proceedings before these agencies subject to appropriate confidentiality protections; (d) in any action or proceeding (including arbitration) where the existence or terms of this Agreement are at issue or for the purpose of enforcing this Agreement; or (e) by written agreement of the Parties. In the event that a Court or regulatory agency issues a subpoena, court order, or other valid legal process, the receiving Party or its counsel will give immediate notice to the other Party or Parties, identifying the subpoena, court order, or other valid legal process and the time in which production or disclosure is required.
If to Settling Defendant:
PacifiCorp
Office of the General Counsel 1407 W. North Temple
Suite 320
Salt Lake City, Utah 84117

If to Settling Plaintiffs, notice shall be provided to:
George A. McCoy, OSB No. 101256
Warren Allen LLP
10535 NE Glisan St., Ste. 200
Portland, OR 97220
[XXX]

17.     ENTIRE AGREEMENT; AMENDMENT. This Agreement represents and contains the entire understanding of the Parties. There are no representations, covenants, or undertakings other than those expressly set forth in this Agreement. The Parties acknowledge that no party, nor any agent or attorney of any party, has made any promise, representation, or warranty whatsoever, express or implied, not contained in this Agreement to induce the Parties to execute this Agreement. The Parties, and each of them, acknowledge that they have not executed this Agreement in reliance on any promise, representation, or warranty not specifically contained in this Agreement. Each of the Parties further represents and declares that it, acting through its representatives, has carefully read this Agreement and knows its contents, and has signed this Agreement freely and voluntarily. This Agreement supersedes any and all prior oral or written agreements, representations and understandings concerning the subject matter of this Agreement. No representation, warranty, condition, understanding, or agreement of any kind concerning the subject matter of this Agreement shall be relied upon unless set forth in this Agreement. This Agreement may not be modified or amended except by an express written agreement signed by the Parties hereto that are affected by the change. No waiver shall be binding unless executed in writing by the Party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, nor shall any waiver constitute a continuing waiver.
18.     PREPARATION OF AGREEMENT. This Agreement is the product of negotiation and preparation by and among the Parties and their respective attorneys. This Agreement shall not be deemed prepared or drafted by one party or another, or its attorneys, and will be construed accordingly.
19.     AUTHORITY. Each signatory hereto warrants and represents that he or she is competent and authorized to enter into this Agreement on behalf of the party for whom he or she signs. This Agreement is freely and voluntarily entered into and executed upon the advice of Parties’ respective counsel.

20.     SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall in no way be impaired or invalidated, and the Parties agree to substitute for the invalid or unenforceable provision a valid and enforceable provision that most closely approximates the intent and economic effect of the invalid or unenforceable provision, provided that in the event that any of the Paragraphs 2 through 7 above are held to be invalid or unenforceable, the Agreement shall be terminable by either party.
21.     COUNTERPARTS AND EXECUTION BY FACSIMILE. This Agreement may be executed in separate original counterparts that together shall form one binding Agreement. The Parties agree that facsimile, scanned, or electronic signatures shall suffice and be binding on them with respect to the execution of this Agreement.
22.    FURTHER ASSURANCES. The Settling Parties shall perform any further acts, and execute and deliver any documents that may be reasonably necessary to carry out the intent of this Agreement.
23.     GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Oregon without reference to conflict of laws principles. Any disputes under this Agreement shall be brought in the state courts of Lincoln County, Oregon, and the Parties hereby consent to the personal jurisdiction and venue of these courts.
BY SIGNING BELOW, THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE TERMS OF THIS AGREEMENT AND EXPRESSLY CONSENT THERETO. THE PARTIES FURTHER ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO SEEK ADVICE OF COUNSEL, AND ENTER INTO THIS AGREEMENT HAVING RECEIVED SUCH ADVICE.

SIGNATURES OF THE SETTLING PARTIES:

For Settling Plaintiff [XX]

DATED:	By:
XX

DATED:		For Settling Defendant PACIFICORP

By:
Karen Kruse
Vice President and General Counsel - PacifiCorp

APPROVED SOLELY AS TO FORM AND CONTENT:

DATED:		WARREN ALLEN LLP

By:
George A. McCoy, OSB No. 101256
Attorney for Settling Plaintiffs

DATED:		HUESTON HENNIGAN LLP

By:
Douglas J. Dixon
Attorneys for Defendant PACIFICORP

EXHIBIT A
Settling Plaintiffs: [HOUSEHOLD MEMBERS]
Loss Location: [XX]
Plaintiff(s)’ Dates of Birth: [XX]
Action: [XX]
Method of Payment: The Settlement Amount shall be made by wire transfer to Warren Allen LLP Lawyers Trust Account:

Account Holder	[XXX]
Bank Name	[XXX]
Bank ABA	TBD
Bank Account	TBD
Taxpayer ID	[XXX]

Settlement Amount: $[XX.XX]. For the avoidance of doubt, no portion of the Settlement Amount is for punitive damages.